SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                April 13, 2007
                                --------------
                               Date of Report
                     (Date of earliest event reported)

                          LKA INTERNATIONAL, INC.
                          -----------------------
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                000-17106                 91-1428250
         --------                ---------                 ----------
     (State or other      (Commission File No.) (IRS Employer I.D. No.)
      Jurisdiction)

                         3724 47th Street Ct. N.W.
                       Gig Harbor, Washington  98335
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                   (Address of Principal Executive Offices)

                                (253) 851-7486
                                --------------
                         Registrant's Telephone Number

                                       N/A
                                       ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
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     On April 13, 2007, the Board of Directors of LKA International, Inc., a
Delaware corporation (the "Company"), concluded that the Company's financial statements for the calendar years ended December 31, 2004, and December 31, 2005, should no longer be relied upon because of an error in such financial statements. These financial statements did not disclose: (i) the granting to the Company's President, Kye A. Abraham, on December 31, 2004, of an option to purchase up to one million shares of the Company's common stock at a price of $0.25 per share, exercisable for three years (the "2004 Options"); or (ii) the granting to Mr. Abraham on December 31, 2005, of an option to purchase up to one million shares of the Company's common stock at a price of $0.55 per share, exercisable for three years (the "2005 Options").

     At its annual meeting held on December 31, 2003, the Company's Board of Directors authorized the grant of the 2004 Options in 2004 and the grant of the 2005 Options in 2005, but due solely to administrative oversight, neither the grant of the 2004 Options nor the grant of the 2005 Options were ever formally documented in the years that they were intended to be granted. As a result, neither the Company's audited financial statements for the calendar years ended December 31, 2004, and December 31, 2005, nor its Annual Reports on Form 10-KSB for those calendar years indicated that either the 2004 Options or the 2005 Options had been granted. The Company will amend the disclosure in these Annual Reports accordingly.

     Mr. Abraham has discussed the above-referenced matters with the Company's independent accountant, HJ & Associates, LLC. The Company does not expect these matters to have a direct impact on its financial statements themselves, but they will require additional footnote disclosure regarding the terms and related information required by generally accepted accounting principles in the United States, including pro forma impact on results of operations, all in accordance with FAS 123.

                             SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LKA INTERNATIONAL, INC.


Date: April 18, 2007                     /s/ Kye A. Abraham
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                                        Kye A. Abraham, President